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                                                                   Exhibit 23.3

                           ROBERTS & SCHAEFER COMPANY
                             Engineers & Contractors
                                Western Operation
                            5225 Wiley Post Way #300
                           Salt Lake City, Utah 84116
                              Phone: (801) 364-0900
                               Fax: (801) 364-0909



December 1, 1997




Canyon Resources Corporation
14142 Denver West Parkway, Suite 250
Golden, CO  80401


Gentlemen:

We hereby consent to the incorporation by reference, into the Registration Statement of Canyon Resources Corporation (the "Company") on Form S-3 covering the registration of the Company's common stock of our reports entitled "Fatal Flaw Review of the Briggs Gold Project Feasibility Study" and "Briggs Gold Project Feasibility Study - Volume 1 - Executive Summary" both dated February 1994, as referred to in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.


Sincerely,

ROBERTS & SCHAEFER COMPANY


/s/ Brian Petersen

Brian C. Petersen
Sr. Vice President/General Manager